UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2012

VISION-SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 with respect to the Separation and Release Agreement between Katherine Wolf and Vision-Sciences, Inc. (the “Company”) and the Employment Letter dated August 4, 2009, as amended, with Keith Darragh (the “Darragh Employment Letter”) are incorporated by reference to Item 5.02 below.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)
The Company has appointed Mr. Darragh as the Company’s current Vice President of Finance, to serve as its Principal Financial and Accounting Officer effective August 28, 2012. Mr. Darragh will succeed Ms. Wolf as Principal Financial and Accounting Officer. Ms. Wolf has left the Company to pursue other opportunities. The Company had determined that under current circumstances, the positions of Executive Vice President Corporate Development and Chief Financial Officer are not required to be filled at this time.  The Board of Directors thanked Ms. Wolf for her dedicated service to the Company.

Mr. Darragh, age 32, joined the Company in August 2009 as Corporate Controller and became the Vice President of Finance in September 2011. Prior to joining Vision-Sciences, from 2006 to 2009, he was Director of Corporate Accounting & Financial Reporting at Datascope Corp., a publicly traded medical device manufacturer that was acquired by Getinge Group. Mr. Darragh held positions of increasing responsibility in accounting and finance at SYMS Corp, Sankyo Pharma, Inc., and Genzyme Biosurgery Corp. Mr. Darragh is a certified public accountant and chartered global management accountant, and holds a B.S. (summa cum laude) and an M.B.A. from Montclair State University.

The Company and Ms. Wolf have entered into a Separation and Release Agreement (the “Separation Agreement”) pursuant to which Ms. Wolf resigned as an officer of the Company and its subsidiaries, effective August 28, 2012. The Separation Agreement amends the Employment Letter dated September 16, 2008 between the Company and Ms. Wolf (the “Wolf Employment Letter”). Pursuant to the Separation Agreement, and in lieu of any contractual benefits that may have been due under the Wolf Employment Letter, the Company and Ms. Wolf have agreed that the Company will vest the balance of her options to purchase Company common stock originally scheduled to vest on September 16, 2012, and eliminated the restrictions on the balance of her previous grant of Company restricted common stock. The parties also have agreed that the Company will reimburse Ms. Wolf for 12 months of monthly COBRA health insurance premiums and will provide 12 months of base salary. The Separation Agreement contains mutual releases and other customary covenants between the parties.

(e)

The material terms of the Darragh Employment Letter include i) an annual base salary of $200,000, ii) previously granted stock options, vesting over four years, to purchase up to 180,000 shares of common stock of the Company’s and iii) an award of 8,430 shares of restricted common stock of the Company, with restrictions lapsing over four years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Cynthia Ansari
	Name:	Cynthia Ansari
	Title:	President and Chief Executive Officer

Date:  August 31, 2012

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